PROMISSORY NOTE

$727,340.85

June 30, 2006
Leesburg, Virginia

FOR VALUE RECEIVED, the undersigned, CampusTech, Inc., a Delaware corporation (the "Borrower") hereby unconditionally promises to pay on demand to the order of Michael Faber (the "Lender"), in lawful money of the United States of America at the office of the Lender at 701 Pennsylvania Ave., N.W., Washington, D.C. 20015, or at such other place or places or to such other party or parties as the Lender may from time to time designate, this Promissory Note (this "Note") in the principal sum of SEVEN HUNDRED TWENTY SEVEN THOUSAND THREE HUNDRED FORTY DOLLARS AND EIGHTY-FIVE CENTS ($727,340.85) together with interest on the outstanding balance due hereunder payable along with the payment of principal.

Interest shall accrue on the then outstanding principal balance of this Note at a fixed interest rate per annum equal to Ten Percent (10%). Interest shall be compounded quarterly and calculated on the basis of actual days elapsed and a 365 or 366-day year. If any amount due under this Note is not paid in full within twenty (20) days of demand, interest on the unpaid principal balance shall continue to accrue and shall thereafter be increased effective as of the date of demand to a rate per annum equal to Eighteen Percent (18%).

It is the intent of the Lender and of the Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the "Maximum Legal Rate"). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically cancelled and, if received by the Lender, shall be applied to the principal balance of this Note or, if no principal balance remains outstanding, then such amount shall be refunded to the Borrower.

The Borrower may voluntarily pay this Note in whole or in part at any time and from time to time prior to demand without penalty, together with interest accrued on the amount prepaid through the date of prepayment.

The Lender's rights and remedies to enforce and collect the amounts evidenced by this Note may be exercised without resort or regard to any other source of satisfaction of any liabilities owing by the Borrower to the Lender.

The Borrower agrees to pay on demand all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees) incurred or paid by the Lender or the holder(s) hereof in collecting or enforcing this Note.

This Note arises from obligations set forth in that certain Consulting Agreement, dated as of January 1, 2001, and the Lender is entitled to all of the rights and benefits referred to therein.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. No failure on the part of the Lender in exercising any right or remedy hereunder, and no single, partial or delayed exercise by the Lender of any right or remedy shall preclude the full and timely exercise by the Lender at any time of any right or remedy of the Lender hereunder without notice. No course of dealing or other conduct, no oral agreement or representation made by the Lender or usage of trade shall operate as a waiver of any right or remedy of the Lender. This Note contains the entire agreement between the parties with respect to the subject matter hereof, and supersedes every course of dealing, other conduct, oral agreement or representation previously made by the Lender. In the event that any court of competent jurisdiction shall determine that any provision, or portion thereof, contained in this Note shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and the remaining provisions of this Note shall nevertheless remain in full force and effect.

None of the terms or provisions of this Note may be excluded, modified, or amended except by a written instrument duly executed on behalf of both the Borrower and the Lender expressly referring hereto and setting forth the provision so excluded, modified or amended. No waiver or forbearance of any of the rights and remedies of the Lender hereunder shall be effective unless made specifically in a writing signed by the Lender, and any such waiver or forbearance shall be effective only in the specific instance and for the specific purpose for which given.

This Note is a negotiable instrument and may be negotiated, sold, assigned, discounted or conveyed at any time by the holder(s) hereof, without notice to, or consent of, the Borrower.

This Note shall be binding upon the Borrower and shall be enforceable against the Borrower and its heirs, successors and representatives, and shall inure to the benefit of the Lender and its successors, endorsees and assigns. The Lender may assign this Note in whole or in part, or may grant participations in this Note from time to time, without notice to, or consent from, the Borrower.

If more than one Borrower signs this Note, the term "Borrower" shall include each such signatory, individually and collectively, and each such signatory, together with any endorser or guarantor of this Note, shall be jointly and severally liable hereunder. No person obligated on account of this Note may seek contribution from any other person also obligated hereon unless and until all liabilities to the Lender of the person from whom contribution is sought have been satisfied in full.

THIS NOTE IS DELIVERED TO THE LENDER AT ITS PRINCIPAL OFFICE IN LEESBURG, VIRGINIA AND SHALL BE GOVERNED BY AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA

WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS. THE BORROWER AND EACH ENDORSER AND GUARANTOR OF THIS NOTE SHALL SUBMIT TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF VIRGINIA AND OF THE UNITED STATES DISTRICT COURTS SITUATED THEREIN FOR ALL PURPOSES WITH RESPECT TO THIS NOTE.

THE BORROWER HEREBY EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH, OR RELATED TO THIS NOTE, INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY DEFENSE, AFFIRMATIVE DEFENSE, COUNTERCLAIM OR THE LIKE ASSERTED AGAINST THE LENDER.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as an instrument under seal by its duly authorized officer as of the date first above written.

CampusTech, Inc.,
a Delaware corporation

By: Robert S. Frank
Robert Frank
Its: Chief Executive Officer